Exhibit 10.5

LEASE AGREEMENT

     Memorandum of Agreement made this the thirtieth day of April between

     1. Shri. P. VASANTHKUMAR, son of M.S. Pattabhiraman, Hindu, aged about 52 years, residing at No. 164, Eldams Road, Chennai – 600 018,

     2. Shri. R. SRINIVASAN, son of Mr. S. Ranganathan, Hindu, aged about 56 years, residing at No. 32, Muthumudali Street, Royapettsh, Chennai – 600 014,

     3. Shri. V.J. BHARATH, son of Mr. V.S. Jayaraman, Hindu, aged about 61 years, residing at No. 20, South Mada Street, Srinagar Colony, Chennai – 600 015,

     4. Shri. V. BALAJI, son of Late Mr. T. Venugopal, Hindu, aged about 56 years, residing at Flat No. 6, Suryodaya Apartments, IV Seaward Road, Valmiki Nagar, Thiruvanmiyur, Chennai – 600 041,

     5. Smt. PREM CHANDRASEKAR, wife of Mr. S. Chandrasekar, Hindu, aged about 58 years, residing at No. 760A, Gulmohar Avenue, Velachery Road, Chennai – 600 032,

     6. Smt. JAYASHREE BHARATH, wife of Mr. V.J. Bharath, Hindu, aged about 57 years, residing at No. 20, South Mada Street, Srinagar Colony, Chennai – 600 015,

     7. Smt. V. RAJESHWARI, wife of Mr. E. N. Viswanathan, Hindu, aged about 56 years, residing at No. 14, Beach Road, Kalashetra Colony, Besant Nagar, Chennai – 600 090,

     8. Miss V. PADMAVATHI, daughter of Mr. E.N. Viswanathan, Hindu, aged about 22 years, residing at No. 14, Beach Road, Kalashetra Colony, Besant Nagar, Chennai – 600 090,

     9. Smt. TARA MURALI, wife of Mr. N. Murali, Hindu, aged about 54 years residing at 260-A, T.T.K. Road, Chennai – 600 018.

     Hereinafter called and referred to as the “LESSORS” (which term shall wherever the context so permits or requires, also mean and include its executors, legal representatives, administrators, successors, beneficiaries, nominees and assigns) represented by Mrs. TARA MURALI for herself and for Lessors 1 to 8 as Power of Attorney agent vido Power of Attorney dated 30th August 1999, duly registered as Document No. 1098 of 1999, filed in SRO Adyar, of the ONE PART:

AND

     Airbee Wireless India Pvt. Ltd., represented by Mr. Ramanujam Satagopan, son of Mr. B. Satagopan, residing at Old No. 33, New No. 16 Mahalakshmi Street, T. Nagar, Chennai – 17, having its office at Old No. 33, New No. 16 Mahalakshmi Street, T. Nagar, Chennai – 17, hereinafter called and referred to as the “LESSEE”, which term shall wherever the context so permits or requires, also mean and include its executors, legal representatives, administrators, successors, beneficiaries, nominees and assigns of the OTHER PART:

     Whereas the Lessors are the absolute owners of the property measuring 2945 Square feet in the second floor of the building bearing Door No. 92, Dr. Natesan Road, Mylapore, Chennai – 600 004 hereinafter called and referred to as the “SAID PROPERTY’.

     Whereas the Lessee has offered to take and the Lessors have agreed to give the said property on lease of tenancy subject to the terms and conditions set out hereunder.

TERMS AND CONDITIONS

     1. The property hereby let out is the second floor of the premises at Door No. 92, Dr. Natesan Road, Mylapore, Chennai – 600 004, admeasuring 2945 Sq.Ft. and includes the usage of the life, generator and interior work provided on that floor.

     2. The lease is valid for a period of THREE YEARS with effect from 1st may 2004.

     3. The agreed rent is Rs23/S.Ft for the first two years and 15% increase for the third year.

     4. The LESSEE shall pay to the LESSORS Rs.67,735/- per month as rent provided for such use and occupation of the said premises as aforesaid.

     5. The rent shall be paid by cheque only. The amount to be paid to each LESSOR every month is:

i)	Mr. P. Vasanthkumar	-	Rs 33867/-
ii)	Mr. R. Srinivasan	-	Rs. 3387/-
iii)	Mr. V. J. Bharath	-	Rs. 3387/-
iv)	Mr. V. Balaji	-	Rs. 3387/-
v)	Mrs. Prem Chandrasekhar	-	Rs. 3387/-
vi)	Mrs. Jayashree Bharath	-	Rs. 3387/-
vii)	Mrs. V. Rajaswari	-	Rs. 4233/-
viii)	Ms. V. Padmavathi	-	Rs. 4233/-
ix)	Mrs. Tara Murali	-	Rs. 8467/-

     6. The lease will be reckoned according to English Calendar month and the rent is payable on or before the 5th of every succeeding English Calendar month by way of Cheque or Demand Draft payable at Chennai in favour of the Lessors.

     7. The Lessee shall pay an interest free deposit of Rs. 5,41,880/- to the Lessors, being the sum of 8 months’ rent advance. The said interest free deposit shall be returnable to the Lessee at the time of the Lessee handing over the vacant possession to the lessor the leased premises after adjusting any amount due towards the rent for the said property in arrears and the cost of damages, if any, caused by the Lessee to the said property during the term of the lease.

     8. The Lessee should pay the electric power charges for the second floor according to the meter reading and as per the tariff laid down by the concerned authorities every month.

     9. The Lessee should also pay the proportionate share of running and maintenance charges of life and generator.

     10. The Lessee should pay the proportionate share of common consumption of electricity and water according to the meter readings and as per the tariff laid down by the concerned authorities every month. The Lessor will not be in any manner responsible for unexpected power failure or water shortage.

     11. The lease shall be strictly for commercial purposes of the Lessee only.

     12. The Lessee hereby agrees to get all licenses, permissions etc., for running the said business in the said property at its own cost.

     13. The Lessee hereby agrees to get all licenses, permissions etc., for running the said business in the said property at its own cost.

     14. The Lessee shall keep the premises in good and tenantable condition during the term of the lease period and shall be responsible to handover the same to the Lessors in good tenantable condition after the expiry of the lease period subject to normal wear and wear.

     15. The Lessee shall pay the municipal tax, Urban Land Tax and other local taxes if any incidental on the leased premises.

     16. The Lessee should allow the Lessor or his authorized representative to inspect the property during the working hours of the Lessee as and when required to ensure proper maintenance of the ‘said property’.

     17. In the event of the Lessee committing default in the payment of rent of three consecutive months, all its rights under this Lease Deed shall stand extinguished and the Lessor shall be entitled to re-enter possession of the premises let out herein, without giving any oral or written notice.

     18. The Lessee shall not claim any improvement to be effected at Lessor’s cost.

     19. The Lessee shall not keep any objectionable or prohibited materials or articles inside the said property, which may cause nuisance to the owners and other cotenants in the building and also endanger the said property.

     20. The Lessee shall see that on either installing or renewing the furniture and fixtures, plant and machinery, if any, fixed by it, no damage is caused to the premises and in case of the damage the Lessee shall restore the premises to the original condition at the Lessee’s cost.

     21. The lease is terminable on three months written notice by either side. In default of the faithful performance or any of the above conditions, the lease is liable to be terminated irrespective of the period of 35 months mentioned above.

     22. It is hereby agreed that the Lessee paying, performing and observing all the conditions contained herein, the Lessee shall be entitled to peaceful and quiet possession of the said property.

     IN WITNESS WHEREOF the Parties herein have hereunto set their hands, on the day, month and year first above mentioned:

LESSOR	LESSEE
/s/ Tara Murali Tara Murali	/s/ S. Satagopan S. Satagopan

WITNESSES:-

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